FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 15, 2004

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                  0-19649               58-1654960
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)      Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code
(813) 283-7000

Former name or former address (if changed since last report)
NOT APPLICABLE

Item 9.  	REGULATION FD DISCLOSURE.

On July 15, 2004, the Registrant issued
a news release entitled "CHECKERS DRIVE-IN
RESTAURANTS, INC. TO ANNOUNCE 2004 FISCAL
SECOND QUARTER FINANCIAL RESULTS", a copy of which is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the
Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.



By:_________________________________
Name:   Keith E. Sirois
Title:  Director, CEO and President
Dated:  July 15, 2004




EXHIBIT INDEX

Exhibit Number	Description

99.1		Press Release, dated July 15, 2004

Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600,
Tampa, Florida 33607
* (813) 283-7000 * (813) 283-7001

CONTACT:	Brad Cohen
		ICR, Inc.
		203-682-8211

Checkers Drive-In Restaurants, Inc. to
Announce 2004 Fiscal Second Quarter
Financial Results

TAMPA, Fla.--(BUSINESS WIRE)--July 15, 2004--
CHECKERS DRIVE-IN RESTAURANTS, INC. (CHKR:NASDAQ)
Checkers Drive-In Restaurants, Inc. today announced that Chief Executive Officer and President, Keith E. Sirois, and Senior Vice
President and Chief Financial Officer, S.
Patric Plumley, will conduct a conference call on Thursday, July 22, 2004 at 5:00 p.m.
Eastern time to discuss the Company's financial results for the fiscal second quarter ended
June 14, 2004. The company is scheduled to release its financial results on Thursday, July 22, 2004 at the market close.

The webcast will be distributed over CCBN's
Investor Distribution Network. Individual investors can listen to the call at www.fulldisclosure.com and institutional investors can access the call via CCBN's password-protected event management site at www.streetevents.com.

The discussion can also be listened to live, toll free by dialing 1-800-374-2431, or for international callers 1-706-634-8054. It can also be accessed at www.checkers.com. A conference call replay will be available from 7:00 p.m. Eastern time on July 22, 2004 until 11:59 p.m. Eastern time on August 5, 2004 by dialing 1-800-642-1687 or for international callers 1-706-645-9291.

About Checkers Drive-In Restaurants, Inc.


Checkers Drive-In Restaurants, Inc. franchises and operates Checkers restaurants and Rally's restaurants. It is the largest chain of double drive-thru restaurants in the United States.

Except for historical information, this announcement contains "forward-looking" and "Safe Harbor" statements within the meaning of Section 27A of the Securities Act of 1933, as amended,
Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities
Litigation Reform Act of 1995.